                                                                     Exhibit 21

                                SUBSIDIARIES OF
                              LIZ CLAIBORNE, INC.




Claiborne Limited                                            Hong Kong
Liz Claiborne Cosmetics, Inc.                                Delaware
Liz Claiborne Accessories, Inc.                              Delaware
Liz Claiborne Accessories-Sales, Inc.                        Delaware
Liz Claiborne Export, Inc.                                   Delaware
Liz Claiborne Foreign Holdings, Inc.                         Delaware
Liz Claiborne International Limited                          Hong Kong
Liz Claiborne (Israel) Ltd.                                  Israel
Liz Claiborne (Italy) Ltd.                                   Delaware
L. C. Licensing, Inc.                                        Delaware
Liz Claiborne Sales, Inc.                                    Delaware
Liz Claiborne-Texas, Inc.                                    Delaware
LCI Investments, Inc.                                        Delaware
LCI Holdings, Inc.                                           Delaware
Liz Claiborne (Canada) Limited                               Canada
Liz Claiborne, S.A.                                          Costa Rica
L.C. Caribbean Holdings, Inc.                                Delaware
Liz Claiborne Shoes, Inc.                                    Delaware
L. C. Service Company, Inc.                                  Delaware
Liz Claiborne Europe                                         U.K.
LCI - Claiborne Limited Partnership                          New Jersey
Liz Claiborne do Brasil Industria E Comercio Ltda.           Brazil
LC/QL Investments, Inc.                                      Delaware
L.C. Dyeing, Inc.                                            Delaware
L.C. Augusta, Inc.                                           Delaware
Textiles Liz Claiborne Guatemala, S.A.                       Guatemala
Liz Claiborne (Malaysia) SDN.BHD                             Malaysia
Liz Claiborne B.V.                                           Netherlands
L.C. Special Markets, Inc.                                   Delaware
Liz Claiborne Foreign Sales Corporation                      US Virgin Islands
Liz Claiborne Operations (Israel) 1993 Limited               Israel
Liz Claiborne GmbH                                           Germany
Liz Claiborne De El Salvador, S.A., de C. V.                 El Salvador
L.C.I. Fragrances, Inc.                                      Delaware
DB Newco, Inc.                                               Delaware
LC Libra, LLC.                                               Delaware